Exhibit 99.(p)

PROTECTIVE LIFE INSURANCE COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Protective Life Insurance Company, a Tennessee corporation (the “Company’), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Bradford D. Rodgers, Bradley A. Strickling, Lindsay A. Thorpe, and Brandon J. Cage and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities to execute (either in writing or electronically) on behalf of the Company or its separate accounts relating to annuity contracts and life insurance policies registered under the Securities Act of 1933 and/or the Investment Company Act of 1940, the “Registration Statements,” as defined below, and any and all amendments thereto, together with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission or any other federal or state regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Contract Name	Registration Statement Securities Act File Number	Separate Account Name	Separate Account Investment Company Act File Number
Protective Market Defender Annuity	333-278664	N/A	N/A
Protective Market Defender II Annuity	333-271426	N/A	N/A

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of November, 2024.

/s/ Richard J. Bielen

Richard J. Bielen

/s/ Steven G. Walker

Steven G. Walker

/s/ Paul R. Wells

Paul R. Wells

WITNESS TO ALL SIGNATURES:

/s/ Brandon J. Cage

Brandon J. Cage

Vice President and Managing Counsel

Attorney-in-Fact

Protective Life Insurance Company